EXECUTION VERSION

OIL-DRI CORPORATION OF AMERICA

$18,500,000

3.96% SERIES A SENIOR NOTES DUE AUGUST 1, 2020
$10,000,000
3.95% SERIES B SENIOR NOTES DUE MAY 15, 2030
and
PRIVATE SHELF FACILITY

______________

AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

______________

Dated as of May 15, 2020

(Not Part of Agreement)
Page

1.	AUTHORIZATION OF ISSUE OF NOTES.	2
1A.	AUTHORIZATION OF ISSUE OF SERIES B NOTES	2
1B.	AUTHORIZATION OF ISSUE OF SHELF NOTES	3
2.	PURCHASE AND SALE OF NOTES	3
2A.	PURCHASE AND SALE OF SERIES B NOTES	3
2B.	PURCHASE AND SALE OF SHELF NOTES	4
3.	CONDITIONS OF CLOSING	7
3A.	DOCUMENTS	8
3B.	OPINION OF PRUDENTIAL’S SPECIAL COUNSEL	10
3C.	OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL	10
3D.	REPRESENTATIONS AND WARRANTIES; NO DEFAULT; SATISFACTION OF CONDITIONS	10
3E.	PURCHASE PERMITTED BY APPLICABLE LAWS; APPROVALS	10
3F.	MATERIAL ADVERSE CHANGE	11
3G.	PAYMENT OF FEES	11
3H.	FEES AND EXPENSES	11
3I.	PROCEEDINGS	11
3J.	POST-CLOSING OBLIGATIONS	11
4.	PREPAYMENTS	11
4A.	REQUIRED PREPAYMENTS	11
4B.	OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT	12
4C.	NOTICE OF OPTIONAL PREPAYMENT	12
4D.	APPLICATION OF PREPAYMENTS	13
4E.	OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE OF CONTROL	13
4F.	NO ACQUISITION OF NOTES	14
5.	AFFIRMATIVE COVENANTS	14
5A.	FINANCIAL STATEMENTS	14

i

(continued)
Page

5B.	OFFICER’S CERTIFICATE	17
5C.	INSPECTION	17
5D.	RESTRICTED SUBSIDIARIES	18
5E.	COMPLIANCE WITH LAW	18
5F.	INSURANCE	18
5G.	MAINTENANCE OF PROPERTIES	18
5H.	PAYMENT OF TAXES AND CLAIMS	18
5I.	CORPORATE EXISTENCE, ETC	19
5J.	RANKING	19
5K.	ADDITIONAL GUARANTORS	19
5L.	MOST FAVORED LENDER	19
5M.	INFORMATION REQUIRED BY RULE 144A	20
6.	NEGATIVE COVENANTS	20
6A.	FINANCIAL COVENANTS	21
6A(1).	FIXED CHARGES COVERAGE RATIO	21
6A(2).	CONSOLIDATED DEBT	21
6B.	DEBT OF RESTRICTED SUBSIDIARIES	21
6C.	LIENS	21
6D.	MERGERS AND CONSOLIDATIONS	23
6E.	SALE OF ASSETS; SALE OF STOCK	24
6F.	NATURE OF BUSINESS	25
6G.	TRANSACTIONS WITH AFFILIATES	26
6H.	OWNERSHIP OF RESTRICTED SUBSIDIARIES	26
6I.	TERRORISM SANCTIONS REGULATIONS	26
7.	EVENTS OF DEFAULT	26
7A.	ACCELERATION	26

ii

(continued)
Page

7B.	RESCISSION OF ACCELERATION	29
7C.	NOTICE OF ACCELERATION OR RESCISSION	29
7D.	OTHER REMEDIES	29
8.	REPRESENTATIONS AND WARRANTIES	30
8A(1).	ORGANIZATION; SUBSIDIARY PREFERRED STOCK	30
8A(2)	POWER AND AUTHORITY	30
8A(3).	EXECUTION AND DELIVERY OF TRANSACTION DOCUMENTS	31
8B.	FINANCIAL STATEMENTS	31
8C.	ACTIONS PENDING	31
8D.	OUTSTANDING DEBT	32
8E.	TITLE TO PROPERTIES	32
8F.	TAXES	32
8G.	CONFLICTING AGREEMENTS AND OTHER MATTERS	32
8H.	OFFERING OF NOTES	33
8I.	USE OF PROCEEDS	33
8J.	ERISA	33
8K.	GOVERNMENTAL CONSENT	34
8L.	COMPLIANCE WITH ENVIRONMENTAL AND OTHER LAWS	34
8M.	REGULATORY STATUS	34
8N.	PERMITS AND OTHER OPERATING RIGHTS	34
8O.	RULE 144A	35
8P.	ABSENCE OF FINANCING STATEMENTS, ETC.	35
8Q.	FOREIGN ASSETS CONTROL REGULATIONS, ETC.	35
8R.	DISCLOSURE	36
8S.	EXISTING INDEBTEDNESS AND INVESTMENTS; FUTURE LIENS	36
9.	REPRESENTATIONS OF EACH PURCHASER	37

iii

(continued)
Page

9A.	NATURE OF PURCHASE	37
9B.	ACCREDITED INVESTOR	37
9C.	SOURCE OF FUNDS	37
10.	DEFINITIONS; ACCOUNTING MATTERS	39
10A.	YIELD-MAINTENANCE TERMS	39
10B.	OTHER TERMS	40
10C.	ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS	55
11.	MISCELLANEOUS	56
11A.	NOTE PAYMENTS	56
11B.	EXPENSES	56
11C.	CONSENT TO AMENDMENTS	57
11D.	FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES	58
11E.	PERSONS DEEMED OWNERS; PARTICIPATIONS	59
11F.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	59
11G.	SUCCESSORS AND ASSIGNS	59
11H.	INDEPENDENCE OF COVENANTS; BENEFICIARIES OF COVENANTS	59
11I.	NOTICES	60
11J.	PAYMENTS DUE ON NON-BUSINESS DAYS	60
11K.	SATISFACTION REQUIREMENT	60
11L.	GOVERNING LAW	61
11M.	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	61
11N.	SEVERABILITY	62
11O.	DESCRIPTIVE HEADINGS; ADVICE OF COUNSEL; INTERPRETATION	62
11P.	COUNTERPARTS; FACSIMILE OR ELECTRONIC SIGNATURES	62
11Q.	SEVERALTY OF OBLIGATIONS	62

iv

(continued)
Page

11R.	INDEPENDENT INVESTIGATION	62
11S.	DIRECTLY OR INDIRECTLY	63
11T.	CONFIDENTIAL INFORMATION	63
11U.	TRANSACTION REFERENCES	64
11V.	BINDING AGREEMENT	64

v

EXHIBITS AND SCHEDULES
PURCHASER SCHEDULE
INFORMATION SCHEDULE

EXHIBIT A-1	--	FORM OF SERIES A NOTE
EXHIBIT A-2	--	FORM OF SERIES B NOTE
EXHIBIT A-3	--	FORM OF SHELF NOTE
EXHIBIT B	--	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	--	FORM OF REQUEST FOR PURCHASE
EXHIBIT D	--	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E	--	FORM OF CONFIRMATION OF GUARANTY
EXHIBIT F-1	--	FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL
EXHIBIT F-2	--	FORM OF OPINION OF COMPANY’S IN-HOUSE COUNSEL
EXHIBIT G	--	FORM OF GUARANTY AGREEMENT

SCHEDULE 8A(1)	--	SUBSIDIARIES
SCHEDULE 8G	--	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8S	--	EXISTING INDEBTEDNESS, INVESTMENTS AND LIENS

vi

OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue
Chicago, Illinois 60611
As of May 15, 2020
PGIM, Inc. (“Prudential”)
Each of the Purchasers named in
the Purchaser Schedule attached
hereto as holders of the Series A Notes
(collectively, the “Existing Holders”)
Each of the Purchasers named in
the Purchaser Schedule attached
hereto as purchasers of the Series B Notes
(the “Effective Date Purchasers”)
Each other Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided

c/o Prudential Private Capital
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:
The undersigned, Oil-Dri Corporation of America, a Delaware corporation (the “Company”), hereby agrees with Prudential, the Existing Holders, the Effective Date Purchasers and the other Purchasers as follows:
INTRODUCTION
The Company and the Existing Holders are parties to a Note Agreement, dated as of November 12, 2010 (the “Existing Agreement”). Under the Existing Agreement, the Company has issued and sold, and the Existing Holders have purchased a series of its senior promissory notes dated November 12, 2010 in the aggregate original principal amount of $18,500,000 (the “Existing Notes”), which notes shall be deemed amended and restated in the form attached hereto as Exhibit A-1 (as amended and restated, the “Series A Notes”). The Series A Notes mature August 1, 2020, bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.96% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of the Series A Notes the outstanding principal balance of the Series A Notes shall bear interest from and after the date of such Event of Default and until such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate. The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of the Existing Agreement or this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.
The Company, Prudential, the Existing Holders and the Effective Date Purchasers desire to enter into this Agreement so as to, among other things (i) amend and restate the Existing Agreement to read as set forth herein, (ii) provide for the $3,083,330.33 aggregate principal amount of the Series A Notes outstanding as of immediately prior to the Effective Date to be outstanding under and subject to the terms of this Agreement, (iii) provide for the issuance and sale of the Series B Notes (as hereinafter defined) and (iv) provide for the possibility of the issuance of Shelf Notes during the Issuance Period. Effective upon the execution and delivery hereof by the Company, Prudential, the Existing Holders and the Effective Date Purchasers agree that (a) the Existing Agreement shall be amended and restated in its entirety to read as set forth in this Agreement and (b) each of the Series A Notes outstanding as of immediately prior to the Effective Date shall be deemed to be outstanding under this Agreement and be entitled to the benefits hereof.
Accordingly, effective upon the satisfaction of the conditions set forth in paragraph 3A hereof, the parties hereto agree that the Existing Agreement is amended and restated in its entirety to read as set forth in this Agreement and that each of the Series A Notes outstanding as of immediately prior to the Effective Date and representing, in the aggregate, $3,083,330.33 outstanding principal amount, shall be deemed to be outstanding under this Agreement and be entitled to the benefits hereof and all references therein to the “Agreement” as defined in any Series A Note, shall be deemed to be a reference to this Agreement. This Agreement is in no way intended to constitute a novation of the Series A Notes. All accrued and unpaid interest on the Series A Notes at the interest rate set forth therein for periods prior to the date hereof shall remain outstanding and be payable to the holders thereof on the first interest payment date hereunder following the date hereof.
Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.
1.    AUTHORIZATION OF ISSUE OF NOTES.
1A.    Authorization of Issue of Series B Notes. The Company will authorize the issue of its senior promissory notes (the “Series B Notes”) in the aggregate principal amount of $10,000,000, to be dated the date of issue thereof, to mature May 15, 2030, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.95% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of the Series B Notes the outstanding principal balance of the Series B Notes shall bear interest from and after the date of such Event of

Default and until such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A-2 attached hereto. The terms “Series B Note” and “Series B Notes” as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.
1B.    Authorization of Issue of Shelf Notes. The Company may authorize the issue of additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of the then applicable Available Facility Amount, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-3 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note and each Shelf Note. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.
2.    PURCHASE AND SALE OF NOTES.
2A.    Purchase and Sale of Series B Notes. The Company hereby agrees to sell to each Effective Date Purchaser and, subject to the terms and conditions herein set forth, each Effective Date Purchaser agrees to purchase from the Company the aggregate principal amount of Series B Notes set forth opposite such Effective Date Purchaser’s name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On May 15, 2020 (the “Effective Date”), the Company will deliver to each Effective Date Purchaser at the offices of Schiff Hardin LLP, at 233 South Wacker Drive, Suite 7100, Chicago, IL 60606, one or more Series B Notes registered in such Effective Date Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Effective Date Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Series B Notes to be purchased by such Effective Date Purchaser and in the denomination or denominations specified with respect to such Effective Date Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Effective Date Purchasers delivered prior to the Effective Date.

2B.    Purchase and Sale of Shelf Notes.
2B(1).    Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, $75,000,000.00 minus the aggregate outstanding principal amount of Notes and (without duplication) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
2B(2).    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the Effective Date (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), or in the case of notice given by the Company to Prudential, such earlier date as is acceptable to Prudential in its sole discretion), (iii) the termination of the Facility pursuant to paragraph 7A of this Agreement, and (iv) the acceleration of any Note under paragraph 7A of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
2B(3).    Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by e-mail, facsimile transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase (unless Prudential otherwise consents to a longer period), (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.
2B(4).    Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone, e-mail or facsimile transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
2B(5).    Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to paragraph 2B(4), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone, e-mail or facsimile transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an “Accepted Note”) as to which such acceptance (an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.
2B(6).    Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if during an Acceptance Window and prior to the time of the applicable Acceptance the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.
2B(7).    Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Private Capital, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.
2B(8).    Fees.
2B(8)(i).    [Reserved].
2B(8)(ii).    [Reserved].
2B(8)(iii).    Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (the “Delayed Delivery Fee”) calculated as follows:

(BEY – MMY) X DTS/360 X PA
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).
2B(8)(iv).    Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X PA
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data customarily used by financial institutions). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.
3.    CONDITIONS OF CLOSING. The effectiveness of this Agreement and each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder on any Closing Day is subject to the satisfaction, on or before such Closing Day, of the following conditions:

3A.    Documents. Such Purchaser, or in the case of the Effective Date, Prudential, the Existing Holders and the Effective Date Holders, shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance reasonably satisfactory to such Purchaser, dated the date of the applicable Closing Day unless otherwise indicated, and, on the applicable Closing Day, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)    the Note(s) to be purchased by such Purchaser on such Closing Day in the form of Exhibit A-2 or Exhibit A-3 hereto, as applicable;
(ii)    on the Effective Date, an Amended and Restated Guaranty Agreement made by each Subsidiary party to a Guarantee of any Debt of the Company (other than the Notes) in favor of Prudential and the holders of the Notes in the form of Exhibit G attached hereto (together with any other guaranty pursuant to which the Notes are guarantied and which is entered into as contemplated hereby, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, collectively called the “Guaranty Agreements” and individually called a “Guaranty Agreement”);
(iii) on any Closing Day other than the Effective Date, a Confirmation of Guaranty Agreement (each such Confirmation of Guaranty Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, a “Confirmation of Guaranty”) in the form of Exhibit E hereto made by each Person which is a Guarantor as of such Closing Day.
(iv)    a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (a) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the Transaction Documents to which the Company or such Guarantor is a party being delivered on such Closing Day and any other documents to be delivered as contemplated by this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State (or other appropriate official or agency) of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or the Guarantor, as the case may be, which were duly adopted and are in effect as of such Closing Day and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents being delivered on such Closing Day to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents being delivered on such Closing Day executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, have been approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated; provided, however, that with respect to any Closing Day subsequent to the Effective Date, if none of the matters certified to in the certificate delivered by the Company or a Guarantor under this clause (iv) on any prior Closing Day have changed and the resolutions referred to in sub-clause (d) of this clause (iv) authorize the execution and delivery of the Notes and other Transaction Documents being delivered on such subsequent Closing Day, then the Company or such Guarantor may, in lieu of the certificate described above, deliver a Secretary’s Certificate signed by its Secretary or Assistant Secretary certifying that there have been no changes to the matters certified to in the certificate delivered by the Company or such Guarantor on such prior Closing Day under this clause (iv);
(v)    a certificate of corporate or other type of entity and tax good standing for the Company and each Guarantor from the Secretary of State (or other appropriate official or agency) of the state of organization of the Company and each Guarantor, and of each state in which the Company or any such Guarantor is qualified to transact business as a foreign organization, in each case dated as of a recent date;
(vi)    a copy of the Credit Agreement and all amendments thereto, and all material instruments, documents and agreements delivered in connection therewith, certified by an Officer’s Certificate, dated the Closing Day, as correct and complete (or, for any Closing Day after the Effective Date, certifying that there have been no changes to such documents certified to in the certificate delivered on any immediately preceding Closing Day);
(vii)    certified copies of Requests for Information or Copies (Form UCC‑11) or equivalent reports listing all effective financing statements which name the Company or any Guarantor (under its present name and previous names used) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of the Company or such Guarantor, as applicable, together with copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which the Company or any Guarantor maintains its principal executive office; and
(viii)    such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.    Opinion of Prudential’s Special Counsel. Such Purchaser shall have received from Schiff Hardin LLP, or such other counsel who is acting as special counsel for such Purchaser in connection with the purchase of such Notes, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
3C.    Opinion of Company’s and Guarantors’ Counsel. Such Purchaser shall have received from Vedder Price P.C., special counsel for the Company and the Guarantors (or such other counsel designated by the Company and reasonably acceptable to such Purchaser) and from the Company’s in-house counsel, favorable opinions satisfactory to such Purchaser, dated such Closing Day, and substantially in the form of Exhibit F-1 and F-2, respectively, attached hereto and as to such other matters as such Purchaser may reasonably request. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such request and authorization, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion.
3D.    Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 hereof and in the other Transaction Documents shall be true on and as of such Closing Day (or if such representation or warranty expressly states that it has been made as of a specific date, as of such specific date), both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby and by the other Transaction Documents; there shall exist on such Closing Day no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby and by the other Transaction Documents; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before such Closing Day; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to each such effect.
3E.    Purchase Permitted by Applicable Laws; Approvals. The purchase of and payment for the Notes to be purchased by such Purchaser on such Closing Day on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes to be issued on such Closing Day and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F.    Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, since July 31, 2019, or on any Closing Day other than the Effective Date, since the date of the most recent audited financial statements delivered pursuant to paragraph 5A(ii), shall have occurred, as determined by such Purchaser in its sole judgment. The occurrence of the closing shall conclusively establish that such condition has been satisfied or waived by each Purchaser.
3G.    Payment of Fees. The Company shall have paid to Prudential and such Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).
3H.    Fees and Expenses. Without limiting the provisions of paragraph 11B hereof, the Company shall have paid or arranged to pay at closing the reasonable and documented out-of-pocket fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or the transactions contemplated hereby.
3I.    Proceedings. All corporate and other proceedings taken or to be taken by the Company or any Guarantor in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
3J.    Post-Closing Obligations. Within 15 Business Days following the Effective Date (or such later date acceptable to Prudential in its sole discretion), the Company shall deliver to the holders of the Notes the following: (i) the certificate of incorporation or other formation document of Amlan International, certified by the Secretary of State (or other appropriate official or agency) of the State of Nevada, as of a recent date, and (ii) a certificate of good standing for Mounds Production Company, LLC from the Secretary of State (or other appropriate official or agency) of the State of Tennessee, dated as of a recent date. Additionally, in the event the Company proposes to issue Notes after the Effective Date while the Credit Agreement is in effect which would result in the aggregate principal amount of all Notes outstanding to be in excess of the amount thereof permitted under the Credit Agreement, the Company shall deliver to the holders of the Notes prior to such issuance an amendment to the Credit Agreement which permits such issuance.
4.    PREPAYMENTS. The Series A Notes, the Series B Notes and any Shelf Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraphs 4A(1), 4A(2), and 4A(3), respectively, and paragraph 4E, the optional prepayments permitted by paragraph 4B, and upon acceleration pursuant to paragraph 7A.
4A.    Required Prepayments.
4A(1).    Required Prepayments of Series A Notes. The entire outstanding principal amount of the Series A Notes, together with any accrued and unpaid interest thereon, shall become due on August 1, 2020, the maturity date of the Series A Notes.

4A(2).    Required Prepayments of Series B Notes. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of principal under the Series B Notes, without premium, the sum of $1,000,000.00 on May 15 in each of the years 2021 through 2029, and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates (provided that upon any prepayment or purchase of the Series B Notes pursuant to paragraph 4E or 4F the principal amount of each required prepayment of the Series B Notes becoming due under this paragraph 4A(2) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase). The remaining outstanding principal amount of the Series B Notes, together with any accrued and unpaid interest thereon, shall become due on May 15, 2030, the maturity date of the Series B Notes.
4A(3).    Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.
4B.    Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $500,000 on any one occurrence or, if less, the aggregate total outstanding principal amount of the Notes of such Series), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Notwithstanding the foregoing, the Company may not prepay any Series of Notes under this paragraph 4B if a Default or Event of Default shall exist or would result from such optional prepayment unless all Notes at the time outstanding are prepaid on a pro rata basis. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.
4C.    Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes of such Series, and the Notes of such Series held by such holder, to be prepaid on such date, and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date and subject only to consummation of a financing or other transaction (a “Payoff Transaction”) described in reasonable detail therein.  The Company shall keep each applicable holder of Notes reasonably and timely informed of (x) any deferral of the closing of a Payoff Transaction, (y) the date on which such Payoff Transaction and the prepayment are expected to occur and (z) any determination by the Company that efforts to effect such Payoff Transaction have ceased or been abandoned (in which case the prepayment notice given pursuant to this paragraph 4C in respect of such proposed prepayment shall be deemed rescinded); provided that, in any event, the Company shall give the applicable holders of the Notes no less than three Business Days’ prior notice of such prepayment. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of the Notes that is an Institutional Investor which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.
4D.    Application of Prepayments. In the case of each prepayment of less than the entire outstanding principal amount of all Notes of any Series pursuant to paragraphs 4A or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes of such Series at the time outstanding in proportion to the respective outstanding principal amounts thereof.
4E.    Offer to Prepay Notes in the Event of a Change of Control.
4E(1).    Notice of Change of Control. The Company will, at least 10 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).
4E(2).    Notice of Acceptance of Offer under Paragraph 4E(1). If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 4E(1) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.
4E(3).    Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.
4E(4).    Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute a rejection of such offer by such holder.
4E(5).    Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment but without any Yield-Maintenance Amount with respect thereto. The prepayment shall be made at the time of occurrence of a Change of Control.
4E(6).    Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date

(which shall be the date of the Change of Control), (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this paragraph 4E have been fulfilled, (vi) in reasonable detail, to the extent permitted by applicable confidentiality provisions related to the Change of Control, the nature and anticipated date of the Change of Control, and (vii) that the information contained in the notice and in the certificate of Responsible Officer, including the prospect of an anticipated Change of Control, constitutes Confidential Information.
4F.    No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions; provided that the Company may offer to purchase Notes of only a given Series (as opposed to an offer to purchase all, or a pro rata portion of all, Notes at the time outstanding) under this paragraph 4F only to the extent no Default or Event of Default shall exist or would result from such purchase. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
5.    AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:
5A.    Financial Statements. The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:
(i)    Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), (a) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (b) unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph 5A(i);
(ii)    Annual Statements -- within 120 days after the end of each fiscal year of the Company, (a) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (b) consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an opinion thereon of Grant Thornton LLP, or of other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph 5A(ii);
(iii)    Additional Financial Statements -- if as of the end of any quarterly fiscal period of the Company, the total assets of the Unrestricted Subsidiaries exceed 10% of Consolidated Assets or the total revenues of the Unrestricted Subsidiaries exceed 10% of Consolidated Revenues for the four fiscal quarters then ending, the financial statements required to be provided under paragraph 5A(i) or (ii), as the case may be, shall be accompanied by:
(a)    a consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such quarter or fiscal year, as the case may be, together with a consolidating balance sheet for the Company and its Subsidiaries, and
(b)    consolidated statements of income, changes in stockholders’ equity and cash flows of the Unrestricted Subsidiaries, for such quarter (and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter) or fiscal year, as the case may be, together with consolidating statements of income, changes in stockholders’ equity (annual only) and cash flows of the Company and its Subsidiaries for such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles to quarterly or annual financial statements, as the case may be, generally, and certified by a Responsible Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject in the case of quarterly financial statements to changes resulting from year-end adjustments.
(iv)    SEC and Other Reports -- promptly upon their becoming available, one copy of (a) each financial statement (other than as otherwise provided under 5A(i)-(iii)), report, notice or proxy statement sent by the Company to its shareholders to the extent Material, and (b) any other Company report filed by the Company with the Securities and Exchange Commission to the extent Material and (c) any press release made available generally by the Company or any Subsidiary to the public concerning developments that are Material);
(v)    Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in paragraph 7A(vi), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(vi)    ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(a)    with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(b)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(c)    any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(vii)    within ten days following the date of the termination or resignation of the firm serving as the Company’s independent auditor, notification thereof, together with such supporting information as the Required Holder(s) may reasonably request;

(viii)    simultaneously with the transmission thereof, copies of any financial statements or other material notices (excluding routine borrowing requests) given to the lender (or any agent for the lenders) pursuant to the Credit Agreement;
(ix)    Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state regulatory bodies or administrative agencies or other governmental bodies relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
(x)    Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by Prudential and each holder of Notes that is an Institutional Investor.
5B.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to paragraph 5A(i) or paragraph 5A(ii) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)    Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of paragraph 6A through 6C hereof, inclusive, and of paragraph 6E hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such paragraph, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such paragraphs, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
5C.    Inspection. The Company shall permit the representatives of Prudential and each holder of Notes that is an Institutional Investor:
(a)    No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
5D.    Restricted Subsidiaries. So long as no Default or Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, upon not less than 30 days’ prior written notice given to Prudential and each holder of the Notes, designate a previously Restricted Subsidiary as an Unrestricted Subsidiary or a previously Unrestricted Subsidiary as a Restricted Subsidiary, provided that immediately after such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and provided further that the status of such Subsidiary had not been changed more than twice.

5E.    Compliance with Law. The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5F.    Insurance. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
5G.    Maintenance of Properties. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5H.    Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
5I.    Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence, except as otherwise permitted by paragraph 6D. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
5J.    Ranking. The Company will ensure that, at all times, all liabilities of the Company under the Notes will rank in right of payment either pari passu or senior to all other Debt of the Company except for Debt which is preferred as a result of being secured as permitted by paragraph 6C (but then only to the extent of such security).
5K.    Additional Guarantors. The Company covenants that, if at any time any Subsidiary becomes party to a Guarantee of any Debt of the Company, and such Subsidiary is not a Guarantor at such time, the Company will, at the same time, cause such Subsidiary to deliver to Prudential and the holders of the Notes a joinder to the Guaranty Agreement in the form attached to the Guaranty Agreement or a Guaranty Agreement substantially in the form of the Guaranty Agreement delivered on the Effective Date pursuant to paragraph 3A(ii) hereof. Each such joinder or such Guaranty Agreement shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying such Subsidiary’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Subsidiary authorizing the execution and delivery of such joinder or such Guaranty Agreement and incumbency and specimen signatures of the officers of such Subsidiary executing such documents, and by such other certificates, documents, instruments and legal opinions in connection therewith as may be reasonably requested by the Required Holder(s), each in from and substance reasonably satisfactory to the Required Holder(s).

5L.    Most Favored Lender. (i) If, on any date following the Effective Date, the Credit Agreement is amended to contain one or more Additional Covenants or Additional Defaults, then (a) the Company will promptly, and in any event within 10 days thereafter, notify Prudential and the holders of the Notes thereof, and (b) whether or not the Company provides such notice, the terms of this Agreement shall, without any further action on the part of the Company, Prudential, or any holder of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default in this Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of counsel for Prudential and the holders of the Notes) an amendment to this Agreement in form and substance reasonably satisfactory to Prudential and the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults in this Agreement, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 5L, but shall merely be for the convenience of the parties hereto.
(ii)    If after the time this Agreement is amended pursuant to clause (i) of this paragraph 5L to include in this Agreement any Additional Covenant or Additional Default (an “Incorporated Provision”) contained in the Credit Agreement, such Incorporated Provision ceases to be in effect under or is deleted from the Credit Agreement or is amended or modified for the purposes of the Credit Agreement so as to become less restrictive with respect to the Company and its Restricted Subsidiaries or Subsidiaries, as applicable, then, upon the request of the Company, Prudential and the holders of the Notes will amend this Agreement to delete or similarly amend or modify, as the case may be, such Incorporated Covenant as in effect in this Agreement, provided that (a) no Default or Event of Default shall be in existence immediately before or after such deletion, amendment or modification (including under such Incorporated Provision otherwise to be deleted, amended or modified), and (b) if any fees or other remuneration were paid to any lender under the Credit Agreement with respect to causing such Incorporated Provision to cease to be in effect or be deleted or to be so amended or modified, then the Company shall have paid to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under the Credit Agreement. Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (ii) as the result of any Incorporated Provision ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Company or its Restricted Subsidiaries or Subsidiaries, as applicable, than such covenant or Event of Default as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of clause (i) of this paragraph 5L originally caused by such Incorporated Provision in the Credit Agreement.
5M.    Information Required by Rule 144A. For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act and the Company is not filing reports pursuant to Section 13(a) or Section 15 of the Exchange Act, the Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, to the extent available without unreasonable efforts, the information specified under Rule 144A(d)(4) under the Securities Act in connection with any permitted resale of Notes,. For the purpose of this paragraph 5M, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act
6.    NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:
6A.    Financial Covenants.
6A(1).    Fixed Charges Coverage Ratio. The Company will not permit the Fixed Charges Coverage Ratio (“Ratio”) for any period of four consecutive fiscal quarters ending at any time to be less than 1.50 to 1.

6A(2).    Consolidated Debt. The Company will not permit Consolidated Debt to exceed 55% of Consolidated Total Capitalization, as calculated on the last day of each fiscal quarter of the Company.

6B.    Debt of Restricted Subsidiaries. The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

(i)    Debt of a Restricted Subsidiary outstanding as of the Effective Date and disclosed in Schedule 8S, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

(ii)    Debt of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary;

(iii)    Debt of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Subsidiary, provided that, (a) such Debt shall not have been incurred in contemplation of such Restricted Subsidiary becoming a Subsidiary, and (b) immediately after such Restricted Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and any extension, renewal or refunding of such Debt, provided that the principal amount thereof outstanding immediately before giving effect to such extension, renewal or refunding is not increased and no Default or Event of Default exists at the time of such extension, renewal or refunding; and

(iv)    Debt of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this paragraph 6B, provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, (a) no Default or Event of Default exists, and (b) Priority Debt does not exceed 20% of Consolidated Total Capitalization, provided that Debt of Restricted Subsidiaries in respect of industrial revenue bonds, secured by Liens permitted by paragraph 6C(viii) and guaranteed by the Company shall not be included in Priority Debt for purposes of determining compliance with this paragraph 6B(iv).

Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this paragraph 6B be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

6C.    Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(i)    Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by paragraph 5H;

(ii)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable other than those being contested in good faith by appropriate proceeding being diligently pursued;

(iii)    Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (a) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (b) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capitalized Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(iv)    any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(v)    leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(vi)    Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary;

(vii)    Liens existing as of Effective Date and securing the Debt of the Company and its Restricted Subsidiaries and described in Schedule 8S;

(viii)    any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the closing, provided that,

(a)    any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

(b)    the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (1) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (2) the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

(c)    any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

(ix)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of property, and (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(x)    any Lien renewing, extending or refunding any Lien permitted by paragraphs (vii), (viii) or (ix) of this paragraph 6C, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property, and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

(xi)    other Liens securing the Debt of the Company or any Restricted Subsidiary not otherwise permitted by paragraphs (i) through (x), provided that at the time the Company or such Restricted Subsidiary incurs or otherwise becomes liable for such Debt or such Lien is granted, Priority Debt does not exceed 20% of Consolidated Total Capitalization, provided further that Debt of Restricted Subsidiaries in respect of industrial revenue bonds secured by Liens permitted by paragraph 6C(viii) and guaranteed by the Company shall not be included in Priority Debt for purposes of determining compliance with this paragraph 6C(xi). Notwithstanding the foregoing, at no time shall any Lien otherwise permitted under this paragraph 6C(xi) secure any obligations under the Credit Agreement or any other working capital credit facility of the Company.
6D.    Mergers and Consolidations. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or be a party to a merger with any other Person; provided, however, that:

(i)    any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

(ii)    the Company may consolidate or merge with any other corporation if (a) the surviving entity is a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (b) the surviving entity (if other than the Company) expressly assumes in writing the Company’s obligation under the Notes and this Agreement, (c) the surviving entity delivers to the holders of the Notes an opinion of nationally recognized independent counsel to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (d) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

6E.    Sale of Assets; Sale of Stock. (i) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold for fair market value (x) in the ordinary course of business or (y) in a Sale and Leaseback Transaction); provided that the foregoing restrictions do not apply to:

(a)    the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

(b)    the sale of assets for cash or other property to a Person or Persons if all of the following conditions are met:

(1)    such assets (valued at net book value at the time of such sale) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of (valued at net book value at the time of such disposition) (other than in the ordinary course of business or in a Sale and Leaseback Transaction) during the same fiscal year exceed 15% of Consolidated Assets (which Consolidated Assets shall be determined as of the last day of the fiscal year ending on, or most recently ended prior to, such sale); and

(2)    in the opinion of the Company’s Board of Directors, the sale is for fair market value and is in the best interests of the Company.

provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries within the limitations of paragraph 6F and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of, or (B) the prepayment at any applicable prepayment premium, of Debt of the Company or its Restricted Subsidiaries selected by the Company (other than Debt owing to the Company, any of its Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt). It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in paragraph 4B.

(ii)    The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as “stock” for the purposes of this paragraph 6E, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority stockholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

(iii)    The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Debt of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of stock or any Debt of any other Restricted Subsidiary, unless:

(a)    simultaneously with such sale, transfer, or disposition, all shares of stock and all Debt of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

(b)    said shares of stock and Debt are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;

(c)    the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

(d)    such sale or other disposition is permitted by paragraph 6E(i), which shall be deemed applicable hereunder to the sale of such shares of stock or Debt mutatis mutandis.

6F.    Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the Effective Date.

6G.    Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

6H.    Ownership of Restricted Subsidiaries. The Company will not permit any shares of capital stock or similar equity interests of any Restricted Subsidiary to be owned by an Unrestricted Subsidiary.

6I.    Terrorism Sanctions Regulations. The Company covenants that it will not, and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any Notes) with any Person if such investment, dealing or transaction (a) would cause Prudential or any holder of any Notes or any affiliate of Prudential or such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
7.    EVENTS OF DEFAULT.
7A.    Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
(i)    the Company defaults in the payment of any principal or Yield-Maintenance Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(ii)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(iii)    the Company defaults in the performance of or compliance with any term contained in paragraph 4E, 5A(v) or 6; or

(iv)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (i), (ii) and (iii) of this paragraph 7A) or any Guarantor defaults in the performance of or compliance with any term contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document, and, in either case, such default is not remedied within 30 days after the earlier of (a) a Responsible Officer obtaining actual knowledge of such default and (b) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph 7A(iv)); or

(v)    any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company in this Agreement, any other Transaction Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(vi)    (a) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (b) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(vii)    the Company or any Significant Subsidiary (a) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (b) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (c) makes an assignment for the benefit of its creditors, (d) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (e) is adjudicated as insolvent or to be liquidated, or (f) takes corporate action for the purpose of any of the foregoing; or

(viii)    a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant

Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(ix)    a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(x)    If (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in paragraph 7A(x), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

(xi)    (i) the obligations of any Guarantor contained in any Guaranty Agreement shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any such Guarantor; (ii) the Company or any Guarantor shall contest the validity or enforceability of any Guaranty Agreement against any such Guarantor, or (iii) the Company or any Guarantor shall deny that such Guarantor has any further liability or obligation under any Guaranty Agreement unless in each case the Guaranty Agreement is replaced by an equivalent new Guaranty Agreement lacking the defect at issue;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii) or (viii) (other than an Event of Default described in clause (a) of paragraph 7A(vii) or described in clause (f) of paragraph 7A(vii) by virtue of the fact that such clause encompasses clause (a) of paragraph 7A(vii)) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and the Facility shall automatically terminate, and (c) if such event is not an Event of Default specified in clause (vii) or (viii) of this paragraph 7A with respect to the Company or is an Event of Default described in clause (a) of paragraph 7A(vii) or described in clause (f) of paragraph 7A(vii) by virtue of the fact that such clause encompasses clause (a) of paragraph 7A(vii) with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and Prudential may at its option, by notice in writing to the Company, terminate the Facility. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of a Default or an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.
7B.    Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
7C.    Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.
7D.    Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or any Transaction Document. No remedy conferred in this Agreement or the other Transaction Documents upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8.    REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:
8A(1).    Organization; Subsidiary Preferred Stock. (i) The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Restricted Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each of its Restricted Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. No Restricted Subsidiary has any outstanding shares of any class of capital stock which has priority over any other class of capital stock of such Subsidiary as to dividends or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Restricted Subsidiary.
(ii)     Schedule 8A(1) (as it may be updated as of any Closing Day other than the Effective Date) contains (except as noted therein) a complete and correct list (a) of the Company’s Subsidiaries, showing, as to each Subsidiary, its status (whether (1) a Restricted or Unrestricted Subsidiary and (2) a Significant Subsidiary or not), the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (b) of the Company’s directors and senior officers.
(iii)    All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 8A(1) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8A(1)).
(iv)    No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any Material agreement (other than this Agreement, the agreements listed on Schedule 8A(1) and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.
8A(2)    Power and Authority. The Company and each Restricted Subsidiary has all requisite corporate power, limited liability company or partnership, as the case may be, to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.
8A(3).    Execution and Delivery of Transaction Documents. The Company and each Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents have been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of the Company and each Subsidiary which is a party thereto and are valid obligations of the Company and each such Subsidiary, legally binding upon and enforceable against the Company and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
8B.    Financial Statements. The Company has filed with the Securities and Exchange Commission annual reports on Form 10-K for each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released), containing the following financial statements: a consolidated balance sheet of the Company and its Subsidiaries and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such year. Such financial statements (including any related schedules and/or notes) present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since July 31, 2019, or, in the case of the making of this representation with respect to the issuance of a Series of Shelf Notes, and except as otherwise disclosed in reports of the Company filed with the Securities and Exchange Commission since the end of the fiscal year referenced below and provided to Prudential and the holders of the Notes pursuant to paragraph 5A hereof, since the end of the most recent fiscal year for which audited financial statements described in the first sentence of this paragraph 8B have been filed prior to the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2B(4) with respect to such Series of Shelf Notes.
8C.    Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
8D.    Outstanding Debt. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by paragraphs 6A(2) and 6B. There exists no default under the provisions of any instrument evidencing such Debt having an outstanding principal amount in excess of $1,000,000 or of any agreement relating thereto.
8E.    Title to Properties. The Company has and each of its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.
8F.    Taxes. The Company has and each of its Restricted Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (a) the amount of which is not individually or in the aggregate Material or (b) as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Restricted Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended July 31, 2016, and the Company and its Restricted Subsidiaries have satisfied all known U.S federal income tax liabilities for all fiscal years up to and including the fiscal year ended July 31, 2018.
8G.    Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which can reasonably be expected to materially and adversely affects its ability to conduct its business or its property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the Notes or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes or Indebtedness of any Guarantor of the type to be evidenced by the Guaranty Agreements except as set forth in the agreements listed in Schedule 8G attached hereto.
8H.    Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would require the issuance or sale of the Notes to be registered under section 5 of the Securities Act or under the provisions of any securities or Blue Sky law of any applicable jurisdiction.
8I.    Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of sale of the Notes will be used to fund future principal payments of the Debt of the Company, acquisitions (provided that none of the proceeds of the sale of the Notes will be used to finance a Hostile Tender Offer), stock repurchases, capital expenditures and working capital purposes; provided, that the proceeds of any Series of Shelf Notes will be used as specified in the Request for Purchase with respect to such Series. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any of the other Transaction Documents or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.
8J.    ERISA. No contribution failure under Section 430 of the Code or Section 303 of ERISA has occurred with respect to any applicable Plan, or under an applicable contract with any Multiemployer Plan. No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operations of the

Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9C. All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
8K.    Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.
8L.    Compliance with Environmental and Other Laws. The Company and its Restricted Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
8M.    Regulatory Status. Neither the Company nor any of its Restricted Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.
8N.    Permits and Other Operating Rights. The Company and each Restricted Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Restricted Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Restricted Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Restricted Subsidiary is in violation of any thereof in any material respect.
8O.    Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
8P.    Absence of Financing Statements, etc. Except with respect to Liens permitted by paragraph 6C hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Restricted Subsidiaries or any rights relating thereto.
8Q.    Foreign Assets Control Regulations, Etc.
(i)    Neither the Company nor any Controlled Entity (a) is a Blocked Person, (b) has been notified that its name appears or may in the future appear on a State Sanctions List or (c) is a target of sanctions that have been imposed by the United Nations or the European Union.
(ii)    Neither the Company nor any Controlled Entity (a) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (b) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(iii)    No part of the proceeds from the sale of the Notes hereunder:
(a)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause Prudential or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;
(b)    will be used, directly or indirectly, in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(c)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(iv)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
8R.    Disclosure. This Agreement, any other Transaction Document and the other documents, certificates and other writings delivered to Prudential or any Purchaser by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby taken as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Restricted Subsidiaries and which has not been set forth in this Agreement, the Company’s Annual Report of Form 10-K for the fiscal year immediately preceding the applicable Closing Day filed by the Company with the Securities and Exchange Commission, or in the other documents, certificates and statements furnished to Prudential and each Purchaser by or on behalf of the Company prior to, in the case of the making of this representation at the time of the execution of this Agreement and the issuance of the Series B Notes, the date of this Agreement, or, in the case of the making of this representation at the time of the issuance of a Series of Shelf Notes, prior to the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2B(4) with respect to such Series of Shelf Notes. Any financial projections delivered to Prudential or any Purchaser on or prior to the date this representation is made or repeated are believed to be reasonable and are based on the assumptions stated therein and the best information available to the officers of the Company on the date such projections were delivered to Prudential or such Purchaser. The Company has delivered to the Purchasers a true, correct and complete copy of the Credit Agreement as is in effect as of the Effective Date and all amendments thereto, in each case as in effect as of the Effective Date.
8S.    Existing Indebtedness and Investments; Future Liens. (i) Except as described therein and except as permitted by paragraphs 6A(2) and 6B, Schedule 8S sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries secured by Liens as of the Effective Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries secured by Liens, as the case may be, other than as set forth in any updated Schedule 8S delivered pursuant to a Request for Purchase. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary having an outstanding principal amount in excess of $1,000,000 and no event or condition exists with respect to any such Debt of the

Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(ii)    Except as disclosed in Schedule 8S, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C.
9.    REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:
9A.    Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control. Such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
9B.    Accredited Investor. Such Purchaser is an institutional “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D promulgated under the Securities Act and an experienced and sophisticated investor with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Notes.
9C.    Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(i)    the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)    the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
(vi)    the Source is a governmental plan; or
(vii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
10.    DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
10A.    Yield-Maintenance Terms.
“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.
“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
10B.    Other Terms.
“Acceptance” shall have the meaning given in paragraph 2B(5) hereof.
“Acceptance Day” shall have the meaning given in paragraph 2B(5) hereof.
“Acceptance Window” shall mean, with respect to any interest rate quotes provided by Prudential pursuant to paragraph 2B(4), the time period designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes. If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 2 minutes after the time Prudential shall have provided such interest rate quotes to the Company.
“Accepted Note” shall have the meaning given in paragraph 2B(5) hereof.
“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant, but not any covenant with respect to making payments with respect to the debt described in the document containing such covenants), including any defined terms as used therein, the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Company or any Restricted Subsidiary or more beneficial to the holder or holders of the Debt to which the document containing such covenant or similar restriction relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or the related definitions in this paragraph 10B.
“Additional Default” shall mean any provision (other than a payment event of default with respect to debt outstanding under the Credit Agreement) contained in the Credit Agreement, including any defined terms as used therein, which permits the holder or holders of any Debt under the Credit Agreement or any agent or trustee for any such holder or holders to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Company or any Restricted Subsidiary to purchase such Debt prior to the stated maturity thereof (or automatically causes such Debt to so accelerate or be required to be purchased) and which either (i) is similar to any Default or Event of Default contained in paragraph 7A of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Company or any Restricted Subsidiary, have a shorter grace period or are more beneficial to the holders of such Debt than as set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7A of this Agreement, or the related definitions in this paragraph 10B.
“Affiliate” shall mean (i) with respect to any Person, any other Person (other than a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company, (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary or (d) any officer or director of such Person, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as an “Authorized Officer” of Prudential and Prudential Affiliates in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or such Prudential Affiliate and whom the Company in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate.
“Available Facility Amount” shall have the meaning given in paragraph 2B(1) hereof.
“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).
“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City or Chicago are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.
“Cancellation Date” shall have the meaning given in paragraph 2B(8)(iv) hereof.
“Cancellation Fee” shall have the meaning given in paragraph 2B(8)(iv) hereof.
“Capitalized Lease” shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall, subject to paragraph 10C, mean any rental obligation of any Person which, under generally accepted accounting principles, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.
“Change of Control” shall mean at any time (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act, but in any event excluding the Jaffee Group and any other holders of the Class B Common Stock of the Company as of the Effective Date) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 30% or more in voting power of the outstanding Voting Stock of the Company; or (ii) during any period of twenty-four consecutive months beginning after the Effective Date, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) of this definition or a transaction that would constitute an Event of Default under paragraph 6D or paragraph 6E hereof) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board.
“Closing Day” shall mean, with respect to the Series B Notes, the Effective Date and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” shall mean Oil-Dri Corporation of America, a Delaware corporation.

“Confidential Information” shall have the meaning given in paragraph 11T.
“Confirmation of Acceptance” shall have the meaning given in paragraph 2B(5).
“Confirmation of Guaranty” shall have the meaning given in paragraph 3A(iii).
“Consolidated Adjusted Net Worth” shall mean, at any time, (a) Consolidated Net Worth, minus (b) the excess, if any, of (i) the aggregate amount of all outstanding Restricted Investments over (ii) 20% of Consolidated Net Worth.

“Consolidated Assets” shall mean, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with generally accepted accounting principles, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.
“Consolidated Debt” shall mean, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.
“Consolidated Income Available for Fixed Charges” shall mean, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.
“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with generally accepted accounting principles, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles, provided that there shall be excluded:
(a)    the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

(b)    the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

(c)    the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

(d)    any restoration to income of any contingency reserve (excluding a contingency reserve established in the ordinary course of business, such as reserves for uncollectable accounts), except to the extent that provision for such reserve was made out of income accrued during such period,

(e)    any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

(f)    any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

(g)    any net gain from the collection of the proceeds of life insurance policies,

(h)    any gain arising from the acquisition of any Security, or the extinguishment, under generally accepted accounting principles, of any Debt, of the Company or any Subsidiary,

(i)    any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with generally accepted accounting principles, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with generally accepted accounting principles, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof,

(j)    any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary,

(k)    in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

(l)    any portion of such net income that cannot be freely converted into United States Dollars.

“Consolidated Net Worth” shall mean, at any time, (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with generally accepted accounting principles, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

“Consolidated Revenues” shall mean, for any period, the total revenues of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles.

“Consolidated Total Capitalization” shall mean, at any time, the sum of Consolidated Adjusted Net Worth and Consolidated Debt.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” shall have the meanings correlative thereto.
“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Credit Agreement” shall mean that certain Credit Agreement, dated as of January 27, 2006, by and among BMO Harris Bank, the Company and the guarantors party thereto, as amended to the Effective Date and as further amended, restated or otherwise modified, refinanced or replaced from time to time.
“Debt” shall mean, with respect to any Person, without duplication, (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) its Capitalized Lease Obligations; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (e) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.
“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.
“Default Rate” shall mean, with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.
“Delayed Delivery Fee” shall have the meaning given in paragraph 2B(8)(iii) hereof.
“Effective Date” shall have the meaning given in paragraph 2A.

“Effective Date Purchasers” shall have the meaning given in the address block of this Agreement.
“Existing Holders” shall have the meaning given in the address block of this Agreement.
“Environmental Laws” shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.
“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Existing Holders” shall have the meaning given in the address block of this Agreement.
“Facility” shall have the meaning given in paragraph 2B(1) hereof.
“Fixed Charges” shall mean, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.
“Fixed Charges Coverage Ratio” shall mean, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period of four consecutive fiscal quarters.
“Governmental Authority” shall mean
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guarantee” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.
“Guarantor” shall mean any Subsidiary that is a party to a Guaranty Agreement as of the Effective Date and each other Person which delivers a Guaranty Agreement or a joinder to a Guaranty Agreement pursuant to paragraph 5K hereof, together with the respective successors and assignee of each of the foregoing entities.
“Guaranty Agreement” and “Guaranty Agreements” shall have the meaning given in paragraph 3A(ii) hereof.
“Hostile Tender Offer” shall mean any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for passive investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.
“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Indebtedness” with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of Capitalized Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and (g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.
“Institutional Investor” shall mean (i) Prudential, (ii) any original purchaser of a Note, (iii) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (iv) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Interest Charges” shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period, less interest income of the Company and its Restricted Subsidiaries included in Consolidated Net Income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.
“Investment” shall mean any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guarantee, advance, capital contribution or otherwise, or (ii) in any property.
“Issuance Period” shall have the meaning given in paragraph 2B(2) hereof.
“Jaffee Group” shall mean the Jaffee Investment Partnership, L.P. and Richard M. Jaffee, members of his immediate family and trusts for the benefit of any one or more of the foregoing.
“Lease Rentals” shall mean, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capitalized Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.
“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” shall have the meaning given in paragraph 1B hereof.
“OFAC” shall mean Office of Foreign Assets Control, United States Department of the Treasury.
“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” shall mean a certificate signed in the name of the Company by a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.
“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.
“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.
“Preferred Stock” shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
“Priority Debt” shall mean, without duplication, the sum of (a) all Debt of the Company secured by any Lien permitted under paragraph 6C(xi), and (b) all Debt of Restricted Subsidiaries (except (i) Debt held by the Company or a Wholly-Owned Restricted Subsidiary and (ii) any Guarantee by any Restricted Subsidiary of any Debt of the Company so long as such Restricted Subsidiary is party to a Guaranty Agreement).
“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Prudential” shall have the meaning given in the address block of this Agreement.
“Prudential Affiliate” shall mean any Affiliate of Prudential.
“Purchasers” shall mean, with respect to the Series A Notes, the Existing Holders, with respect to the Series B Notes, the Effective Date Purchasers and, with respect to any Accepted Notes, the Prudential Affiliate(s) which are purchasing such Accepted Notes.
“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or, if the term is expressly used with respect to a Series of Notes, of such Series of Notes from time to time outstanding.
“Rescheduled Closing Day” shall have the meaning given in paragraph 2B(7) hereof.
“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Investments” shall mean all Investments except the following:
(a)    property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

(b)    current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;
(c)    Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;
(d)    Investments existing on the Effective Date and disclosed in Schedule 8S;
(e)    Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;
(f)    Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated “AA” or better by S&P, or “Aa2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;
(g)    Investments in certificates of deposit and bankers’ acceptances maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating at least $200,000,000; provided that at the time of acquisition thereof by the Company or a Restricted Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated “AA” or better by S&P or “Aa2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing;
(h)    Investments in commercial paper of corporations organized under the laws of the United States of America or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of “A-1” or better by S&P or “P-1” by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing;
(i)    Investments in publicly traded shares of any open-ended mutual fund, the aggregate asset value of which “marked to market” is at least $225,000,000, which is managed by a fund manager of recognized national standing, and which invests not less than 90% of its assets in obligations described in clauses (e) through (h) hereof; provided that any such Investments will be classified as current assets in accordance with generally accepted accounting principles; and
(j)    treasury stock of the Company.
As of any date of determination, each Restricted Investment shall be valued at the greater of:

(x)    the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

(y)    either

(i)    in the case of any Guarantee of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

(ii)    in the case of any other Restricted Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of “Restricted Investments”: “Moody’s” means Moody’s Investors Service, Inc. and “S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

In valuing any Investments for the purpose of any determination of “Consolidated Net Worth”, (i) at any time when an entity becomes a Restricted Subsidiary, all Investments of such entity at such time shall be deemed to have been made by such entity, as a Restricted Subsidiary, at such time and (ii) all Investments of the Company and its Restricted Subsidiaries in a Restricted Subsidiary which is redesignated as an Unrestricted Subsidiary pursuant to paragraph 5D of this Agreement shall be deemed to have been made immediately after such redesignation.

“Restricted Subsidiary” shall mean any Subsidiary which is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” shall mean, with respect to a Person and property, a transaction or series of transactions pursuant to which such Person sells such property with the intent at the time of entering into such transaction or transactions of leasing such property for a term in excess of six months.

“Security” shall have the same meaning as in Section 2(a)(1) of the Securities Act.
“Series” shall have the meaning given in paragraph 1B hereof.
“Series A Note(s)” shall have the meaning given in the Introduction to this Agreement.

“Series B Note(s)” shall have the meaning given in paragraph 1A hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Shelf Note(s)” shall have the meaning given in paragraph 1B hereof.
“Significant Subsidiary” shall mean at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Rule 102-(w) of Regulation S-X under the Securities Act as in effect on the date of the closing) of the Company.
“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Swaps” shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.
“Transaction Documents” shall mean this Agreement, the Notes, the Guaranty Agreements, the Confirmations of Guaranty, the Request for Purchase, the Confirmation of Acceptance and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.
“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under and in accordance with this Agreement.

“Unrestricted Subsidiary” shall mean a Subsidiary designated as such by the Company in the most recent notice (or, prior to any such notice, on Schedule 8A(1)) with respect to such Subsidiary given by the Company pursuant to and in accordance with the provisions of paragraph 5D.
“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Wholly-Owned Restricted Subsidiary” shall mean, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.
10C.    Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced. For purposes of determining compliance with this Agreement (including, without limitation, Article 5, Article 6 and the definitions of “Debt” and “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Notwithstanding the foregoing, if the Company notifies Prudential and each holder of the Notes that, in the Company’s reasonable opinion, or if Prudential or the Required Holder(s) notify the Company that, in Prudential’s or the Required Holder(s)’ reasonable opinion that, a change has occurred with respect to generally accepted accounting principles after the date of this Agreement with respect to the characterization of operating leases which materially affects this Agreement, the Company and the Required Holder(s) will negotiate in good faith to amend the applicable provisions of this Agreement to preserve the original intent thereof in light of such changes to generally accepted accounting principles, it being understood that generally accepted accounting principles as in effect on the Effective Date shall continue to apply until the effectiveness of any such amendment.
11.    MISCELLANEOUS.
11A.    Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, and any other amounts becoming due hereunder or under any other Transaction Document, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) such Purchaser’s account or accounts specified in the Purchaser Schedule attached hereto in the case of any Series A Note or Series B Note, (ii) such Purchaser’s account or accounts specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.
11B.    Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:
(i)    (a) all stamp and documentary taxes and similar charges in connection with the issuance of the Notes (but not in connection with any transfer thereof), (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes (other than those retained by any Purchaser or any Transferee, or any such fees or expenses upon transfer of Notes);

(ii)    document production and duplication charges and the reasonable and documented fees and out-of-pocket expenses of any special counsel engaged by Prudential, such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;
(iii)    the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee (a) in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or any other Transaction Document or (b) in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case or in connection with any prepayment of the Notes; and
(iv)    any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, (a) including the use of the proceeds of the Notes by the Company, (b) excluding the transfer of any Note and (c) excluding that resulting from the gross negligence or willful misconduct of Prudential, any Purchaser or Transferee, as determined in a non-appealable judgment by a court of competent jurisdiction.
The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information.
The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.
11C.    Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular Series, and, if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Yield‑Maintenance Amount payable with respect to the Notes of such Series, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note, (ii) without the written consent of the holder or holders of all

Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company or any of its Subsidiaries and Prudential or the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any other Transaction Document shall operate as a waiver of any rights of Prudential or any holder of any Note. Without limiting the generality of the foregoing, no negotiations or discussions in which Prudential or any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement, the Notes or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of this Agreement, any Note or any other Transaction Document or any rights of Prudential or any such holder under this Agreement, the Notes or any other Transaction Document. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
11D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $500,000 or (ii) enable the registration of transfer by a holder of its entire holding of any Series of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. Each Transferee shall make the representations of Purchasers set forth in paragraph 9 and shall agree to be bound by paragraph 11T. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive, provided that, the Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.
11E.    Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that no additional obligation is sought to be imposed on Company thereby.
11F.    Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or in any other Transaction Documents or made in writing by or on behalf of the Company or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the other Transaction Documents and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
11G.    Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
11H.    Independence of Covenants; Beneficiaries of Covenants. All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by Prudential or the holder of any

Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default. The covenants of the Company contained in this Agreement are intended to be only for the benefit of Prudential, the Purchasers and the holders from time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of or enforceable by any other Person.
11I.    Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed to Prudential or such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto (in the case of Prudential or the Purchasers of the Series A Notes or the Series B Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Purchaser of any Shelf Notes) or at such other address as Prudential or such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 410 North Michigan Avenue, Suite 400, Chicago, Illinois, 60611, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that the financial statements required to be delivered under paragraphs 5A(i), (ii), (iii) and (iv) will be considered delivered when transmitted electronically to an address designated by the holder of the Notes if such an address has been so designated. Any communication to the Company may, in addition to the above, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of e-mail or a facsimile transmission communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the e-mail address or facsimile terminal, the e-mail address or number of which is listed for the party receiving the communication in the Information Schedule or at such other e-mail address or facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.
11J.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of, or any date for a principal prepayment on, any Note is other than a Business Day, then all payments due on such Note on such maturity date or principal prepayment date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
11K.    Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory (without other qualification) to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
11L.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
11M.    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL AND NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT OR SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN

BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. THE COMPANY, PRUDENTIAL AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
11N.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11O.    Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the other Transaction Documents, that such party has discussed this Agreement and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement and the other Transaction Documents have been resolved as set forth herein. No provision of this Agreement or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.
11P.    Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “signature,” and words of like import herein shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11Q.    Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.
11R.    Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.
11S.    Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
11T.    Confidential Information. For the purposes of this paragraph 11T, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is clearly proprietary in nature or is marked or labeled or otherwise adequately identified when received by Prudential or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any person acting on Prudential’s or such Purchaser’s behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by or on behalf of the Company or any Subsidiary or other person under obligation of confidentiality to the Company or any Subsidiary or (d) constitutes financial statements delivered to Prudential or such Purchaser under paragraph 5A that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Prudential or such Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information together with notice of its confidentiality to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement or the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11T, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11T), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11T), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC

or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11T as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), or in connection with a transfer contemplated by paragraph 11D, such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11T.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Prudential, any Purchaser or any holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11T, this paragraph 11T shall not be amended thereby and, as between Prudential, such Purchaser or such holder and the Company, this paragraph 11T shall supersede any such other confidentiality undertaking.
11U.    Transaction References. The Company agrees that Prudential and Prudential Private Capital (or an Affiliate thereof) may (a) refer to its role in establishing the Facility, to the purchase of the Notes and the maximum aggregate principal amount of the Notes and the date on which the Facility and Notes were established, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference so long as prior to any such use or reference the Company has approved such use or reference (such approval not to be unreasonably withheld or delayed).
11V.    Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential, the Existing Holders, and the Effective Date Purchasers it shall become a binding agreement between the Company, Prudential, the Existing Holders, and the Effective Date Purchasers. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
SIGNATURES ON THE FOLLOWING PAGE.]

Very truly yours,

OIL-DRI CORPORATION OF AMERICA

By:    /s/Daniel S. Jaffee
    Name: Daniel S. Jaffee_________________
    Title: President and Chief Executive Officer

The foregoing Agreement
is hereby accepted as of the
date first above written

PGIM, INC.

By: __/s/_______________________________
Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: __/s/________________________________
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc. (as Investment Manager)

By:_/s/_____________________________
Vice President

PHYSICIANS MUTUAL INSURANCE
COMPANY

BLUE CROSS AND BLUE
SHIELD OF MINNESOTA

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: __/s/___________________________
Vice President

PRU US PP CREDIT BM FUND

By:     Prudential Private Placement Investors,
    L.P. (as Investment Advisor)

By:     Prudential Private Placement Investors, Inc.
    (as its General Partner)

    By:__/s/_______________________________
        Vice President

EXHIBIT A-1
[FORM OF SERIES A NOTE]

OIL-DRI CORPORATION OF AMERICA

3.96% AMENDED AND RESTATED SERIES A SENIOR NOTE DUE AUGUST 1, 2020
No. R-__                                            [Date]

$________

FOR VALUE RECEIVED, the undersigned, OIL-DRI CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on August 1, 2020, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 3.96% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable semiannually on the 1st day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 5.96% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the “Notes”) outstanding under an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Agreement”), between the Company, on the one hand, and PGIM, Inc.,

A-1-1

the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in paragraph 11T of the Agreement and (ii) to have made the representations set forth in paragraph 9 of the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors. Reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
This Note amends and restates in its entirety that certain 3.96% SENIOR NOTE DUE AUGUST 1, 2020 made by the Company in favor of [_________________] (the “Existing Note”) and is in no way intended to constitute a novation of the Existing Note. All accrued and unpaid interest on the Existing Note at the interest rate set forth therein (prior to the amendment and restatement thereof) for periods prior to the date hereof shall remain outstanding and be payable to the holder of this Note on the first interest payment date hereunder following the date hereof.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

A-1-2

OIL-DRI CORPORATION OF AMERICA

By:
    Title:

A-1-3

EXHIBIT A-2
[FORM OF SERIES B NOTE]

OIL-DRI CORPORATION OF AMERICA

3.95% SERIES B SENIOR NOTE DUE MAY 15, 2030
No. R-__                                            [Date]

$________

FOR VALUE RECEIVED, the undersigned, OIL-DRI CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on May 15, 2030, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 3.95% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable semiannually on the 15th day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 5.95% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes

A-2-1

a party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in paragraph 11T of the Agreement and (ii) to have made the representations set forth in paragraph 9 of the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors. Reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).
OIL-DRI CORPORATION OF AMERICA

By:
    Title:

A-2-2

A-2-3

EXHIBIT A-3
[FORM OF SHELF NOTE]

OIL-DRI CORPORATION OF AMERICA

___% SERIES ___ SENIOR NOTE DUE _____________
No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
FOR VALUE RECEIVED, the undersigned, OIL-DRI CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby promises to pay to ________________________, or registered assigns, the principal sum of ____________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of this Series of Notes, on the entire unpaid principal balance hereof, at a rate per annum from time to time equal to the Default Rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand). The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% over the Interest Rate specified above or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 15, 2020 (as amended,

A-3-1

restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto, on the other hand, and is entitled to the benefits thereof.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
The Company agrees to make required prepayments of principal on the dates and in the amounts specified above or in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement, but not otherwise.
This Note is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors. Reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

OIL-DRI CORPORATION OF AMERICA

By:
    Title:

A-3-2

A-3-3

EXHIBIT B
[FORM OF DISBURSEMENT DIRECTION LETTER]
[On Company Letterhead - place on one page]
[______________], 2020
Each of the Purchasers named in
the Purchaser Schedule attached
to the Note Agreement as purchasers of Series B Notes
c/o Prudential Private Capital
180 North Stetson Street, Suite 5600
Chicago, Illinois 60601
Re:    3.95% Senior Notes due May 15, 2030 (the “Notes”)
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Agreement”), dated May 15, 2020, between Oil-Dri Corporation of America, a Delaware corporation (the “Company”), on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto on the other hand. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.
You are hereby irrevocably authorized and directed to disburse the $10,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of ___________, account no. _____________.
Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.
Very truly yours,

Oil-Dri Corporation of America

By:
    Title:

B-1

EXHIBIT C
[FORM OF REQUEST FOR PURCHASE]

[_________________________]

REQUEST FOR PURCHASE
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as the same may have been heretofore amended, the “Note Agreement”), dated May 15, 2020, between Oil-Dri Corporation of America, a Delaware corporation (the “Company”), on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:
1.    Aggregate principal amount of the Notes covered hereby (the “Notes”) $__________1
2.    Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period[2]

3.    Use of proceeds of the Notes:
4.    Proposed day for the closing of the purchase and sale of the Notes:
5.    The purchase price of the Notes is to be transferred to:

__________________________________

1Minimum principal amount of $10,000,000
    2Specify quarterly or semiannually in arrears

C-1

Names, Address and ABA Routing Number of Bank	Number of Account

6.    The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

Dated:
OIL-DRI CORPORATION OF AMERICA

By:
    Authorized Officer

C-2

EXHIBIT D
[FORM OF CONFIRMATION OF ACCEPTANCE]

[__________________________]

CONFIRMATION OF ACCEPTANCE
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as the same may have been heretofore amended, the “Agreement”), dated as of May 15, 2020 between Oil-Dri Corporation of America (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement, and agrees that it is a Purchaser thereunder.
Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:
I.    Accepted Notes: Aggregate principal amount $__________________
(A)    (a) Name of Purchaser:
(b) Principal amount:
    (c) Final maturity date:
    (d) Principal prepayment dates and amounts:
    (e) Interest rate:
    (f) Interest payment period:
    (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
(B)    (a) Name of Purchaser:
    (b) Principal amount:
    (c) Final maturity date:
    (d) Principal prepayment dates and amounts:
    (e) Interest rate:
    (f) Interest payment period:
    (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
[(C), (D)    same information as above.]

D-1

II.    Closing Day:

Dated:
OIL-DRI CORPORATION OF AMERICA

By:
    Title:
[PRUDENTIAL AFFILIATE]

By:
    Vice President

D-2

EXHIBIT E
[FORM OF CONFIRMATION OF GUARANTY]

CONFIRMATION OF GUARANTY AGREEMENT
THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of PGIM, Inc. (“Prudential”) and the holders of the Notes (as defined below) from time to time (the “Holders”, together with Prudential, the “Guaranty Beneficiaries”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Note Agreement, as defined below.
WHEREAS, each of the Guarantors is a direct or indirect subsidiary of OIL-DRI CORPORATION OF AMERICA, a Delaware corporation (the “Company”);
WHEREAS, the Company, Prudential, the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto are parties to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”).
WHEREAS, each Guarantor is party to the Amended and Restated Guaranty Agreement, dated as of May 15, 2020 (the “Guaranty Agreement”), under which each Guarantor has guaranteed the Company’s obligations under the Note Agreement and the Notes.
WHEREAS, pursuant to the Request for Purchase dated as of _____________ and the Confirmation of Acceptance dated as of _______________, the Company will issue and certain Prudential Affiliates (the “Series ___ Purchasers”) will purchase the Company’s ______% Series _____ Senior Notes Due _____ (the “Series _____ Notes”).
WHEREAS, each Guarantor will benefit from the proceeds of the issuance of the Series ____ Notes.
WHEREAS, the Guaranty Beneficiaries have required as a condition to the effectiveness of the Series ___ Purchasers’ obligations to purchase the Series ____ Notes that each of the Guarantors execute and deliver this Confirmation, and that each Guarantor reaffirm that the Guaranty Agreement guarantees the liabilities and obligations of the Company under the Series ____ Notes.
NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series ____ Notes by the Series ___ Purchasers, each Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Series ___ Purchasers, each Holder from time to time of the Notes and Prudential as follows:
1.    Confirmation of Guaranty Agreement. Each Guarantor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty

Agreement, and confirms and agrees that each reference in the Guaranty Agreement to the Guarantied Obligations includes the obligations of the Company under the Series ____ Notes. Each Guarantor acknowledges that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Guaranty Agreement will continue to secure, to the fullest extent provided thereby, the payment and performance of all Guarantied Obligations, including, without limitation, the payment and performance of the obligations of the Company under the Series _____ Notes. Each Guarantor confirms and agrees that, with respect to the Guaranty Agreement, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
2.    Successors and Assigns. All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.
3.    No Waiver. The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of any Guaranty Beneficiary, nor constitute a waiver of any provision of the Note Agreement or any Note.
4.    Governing Law. This Confirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
5.    Severability. Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts. This Confirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
7.    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
8.    Authorization. Each Guarantor is duly authorized to execute and deliver this Confirmation and is and will continue to be duly authorized to perform its obligations under the Guaranty Agreement.

9.    No Defenses. Each Guarantor hereby represents and warrants to, and covenants that, as of the date hereof, (a) such Guarantor has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Guaranty Beneficiary with respect to the Guarantied Obligations (as defined in the Guaranty Agreement) or any action previously taken or not taken by any Guaranty Beneficiary with respect thereto, and (b) that each Guaranty Beneficiary has fully performed all obligations to such Guarantor which it may have had or has on and as of the date hereof.
[signature page follows]

IN WITNESS WHEREOF, this Confirmation of Guaranty Agreement has been duly executed and delivered as of the date first above written.

OIL-DRI CORPORATION OF AMERICA

By:
    Title:

EXHIBIT F-1
[FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL]

F-1-1

EXHIBIT F-2
[FORM OF OPINION OF COMPANY’S AND GUARANTORS’ IN-HOUSE COUNSEL]

EXHIBIT G
[FORM OF GUARANTY AGREEMENT]

AMENDED AND RESTATED GUARANTY AGREEMENT

This AMENDED AND RESTATED GUARANTY AGREEMENT (the “Guaranty”), dated as of May 15, 2020, is made by each of the parties signatory hereto as a “Guarantor” (each, a “Guarantor”) in favor of the Guaranty Beneficiaries (as defined below).
WITNESSETH:
WHEREAS, Oil-Dri Corporation of America, a Delaware corporation (the “Company”), has entered into that certain Amended and Restated Note Purchase and Private Shelf Agreement (as amended, the “Note Agreement”), dated as of May 15, 2020, between the Company on the one hand and PGIM, Inc., the Existing Holders, the Effective Date Purchasers and each Prudential Affiliate which becomes a party thereto on the other hand (collectively, together with any other holders of the Notes from time to time, the “Guaranty Beneficiaries”, and each, a “Guaranty Beneficiary”) pursuant to which the Company has authorized the issuance of the Notes referred to therein; and
WHEREAS, in connection with the Existing Agreement (as defined in the Note Agreement), the Guarantors are parties to a Guaranty Agreement in favor of the holders of the Notes (as defined in the Existing Guaranty), dated as of November 12, 2010 (the “Existing Guaranty”);
WHEREAS, in connection with the Note Agreement, the parties hereto wish to amend and restate the Existing Guaranty as set forth herein;
WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of the Company; and
WHEREAS, as a condition to entering into the Note Agreement, PGIM, Inc., the Existing Holders and the Effective Date Purchasers have required that the Guarantors execute and deliver this Guaranty for the benefit of the Guaranty Beneficiaries;
NOW THEREFORE, to satisfy one of the conditions precedent to the effectiveness of the Note Agreement, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, intending to be legally bound, does hereby covenant and agree as follows:

1.    DEFINITIONS; RECITALS. Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meaning ascribed to them in the Note Agreement. The recitals in this Guaranty are incorporated into this Guaranty.
2.    THE GUARANTY.
2A.    Guaranty of Payment. Each Guarantor, jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, of all of the indebtedness, existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to any Guaranty Beneficiary under or in respect of the Note Agreement, the Notes and the other Transaction Documents, including, without limitation, the principal of and interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding, whether or not allowed as a claim in such proceeding) on the Notes and any Yield-Maintenance Amount (collectively, the “Guarantied Obligations”). This is a continuing guaranty of payment and not of collection. Notwithstanding the foregoing, the aggregate amount of any Guarantor’s liability under this Guaranty shall not exceed the maximum amount that such Guarantor can guaranty without violating, or causing this Guaranty or such Guarantor’s obligations under this Guaranty to be void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548(a)(2) of the Bankruptcy Code.
Upon an Event of Default, any Guaranty Beneficiary may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce payment of, and to collect and recover, the Guarantied Obligations, or any portion thereof, without first proceeding against the Company, any other Guarantor or any other Person or against any security for the Guarantied Obligations or for the liability of any such other Person or the Guarantor hereunder. Each Guaranty Beneficiary shall have the exclusive right to determine the application of payments and credits, if any, to such Guaranty Beneficiary from each Guarantor, the Company or from any other Person on account of the Guarantied Obligations or otherwise. This Guaranty and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guarantied Obligations shall be indefeasibly paid in full in cash.
2B.    Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Agreement, the Notes or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any other Guarantor or any other Person in connection with the Note Agreement or any provision thereof; (ii) the absence of any attempt by any Guaranty Beneficiary to collect the Guarantied Obligations or any portion thereof from the Company, any other Guarantor or any other Person or other action to enforce the same; (iii) any failure by any Guaranty Beneficiary to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Guarantied Obligations or any portion thereof or for the liability of any Guarantor hereunder or the liability of the Company, any other Guarantor or any other Person or any or all of the Guarantied Obligations; (iv) any defense arising by reason of any disability (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or a Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of the Company or any other Person liable on the Guarantied Obligations or any portion thereof; (v) any Guaranty Beneficiary's election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest to any Guaranty Beneficiary by the Company as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (vii) the disallowance or avoidance of all or any portion of any Guaranty Beneficiary 's claim(s) for repayment of the Guarantied Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guarantied Obligations or the liability of any Guarantor hereunder or of the Company or any other guarantor of all or any part of the Guarantied Obligations; (viii) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Note Agreement, the Notes or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Guarantor or any other guarantor in connection with the Note Agreement (including, without limitation, any increase in the interest rate on the Notes); (ix) any change in any provision of any applicable law or regulation; to the extent the same may be waived under any such applicable law or regulation; (x) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any Guarantor, the Company or any other guarantor or any of their assets; (xi) the certificate of incorporation or articles of organization (as the case may be), or the by-laws or limited liability company agreement (as the case may be) of any Guarantor or the Company or any other guarantor; (xii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect any such Person or any of its assets; (xiii) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company, any Guarantor or any other guarantor of all or any portion of any Guarantied Obligations or any such Person's property and any failure by any Guaranty Beneficiary to file or enforce a claim against the Company, any Guarantor or any such other Person in any such proceeding; (xiv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or a Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment).

2C.    Obligations Unimpaired. Each Guarantor agrees that each Guaranty Beneficiary is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Note Agreement, the Notes or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Guarantor in connection with the Note Agreement; (ii) accept partial payments on the Guarantied Obligations; (iii) take and hold security for the Guarantied Obligations or any portion thereof or any other liabilities of the Company, the obligations of any Guarantor under this Guaranty and the obligations under any other guaranties and sureties of all or any of the Guarantied Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security; (iv) apply such security and direct the order or manner of sale thereof as any Guaranty Beneficiary may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or any portion thereof and any security therefor or guaranty thereof in any manner; (vi) extend additional loans, credit and financial accommodations to the Company and otherwise create additional Guarantied Obligations; (vii) waive strict compliance with the terms of the Note Agreement, the Notes or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Guarantor in connection with the Note Agreement and otherwise forbear from asserting any Guaranty Beneficiary's rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety of any other guarantor or surety of the Guarantied Obligations, any portion thereof or release or otherwise take any action (or omit to take any action) with respect to any such guarantor or surety; (ix) assign this Guaranty in part or in whole in connection with any assignment of the Guarantied Obligations or any portion thereof; (x) exercise or refrain from exercising any of its rights against the Company or any Guarantor; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Guarantied Obligations as any Guaranty Beneficiary in its sole discretion may determine.
2D.    Waivers of Guarantors. Each Guarantor waives for the benefit of the Guaranty Beneficiaries:
(i)    any right to require any Guaranty Beneficiary, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against the Company, any other Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any Guaranty Beneficiary in connection with the Guarantied Obligations or any other guaranty, or (c) pursue any other remedy available to any Guaranty Beneficiary whatsoever;
(ii)    any defense arising by reason of (a) the incapacity, lack of authority or any disability of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or a Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment), (b) the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guarantied Obligations in cash or (c) any act or omission of any Guaranty Beneficiary or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Guaranty Beneficiary in connection with the Guarantied Obligations or any other guaranty;
(iii)    any defense based upon any Guaranty Beneficiary’s errors or omissions in the administration of the Guarantied Obligations;
(iv)    (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations thereunder except to the extent any such principle, provision or discharge may not be waived under applicable law, (b) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor’s liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any Guaranty Beneficiary protect, maintain, secure, perfect or insure any Lien or any property subject thereto;
(v)    notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty by any Guaranty Beneficiary or by any Guarantor, (c) of default in respect of the Guarantied Obligations or any other guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Company or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Guarantied Obligations is due, (f) of any and all proceedings to collect from the Company, any Guarantor or any other guarantor of all or any part of the Guarantied Obligations, or from anyone else, (g) of exchange, sale, surrender or other handling of any security or collateral given to any Guaranty Beneficiary to secure payment of the Guarantied Obligations or any guaranty therefor, (h) of renewal, extension or modification of any of the Guarantied Obligations, (i) of assignment, sale or other transfer of any Note to a Transferee, or (j) of any of the matters referred to in paragraph 2B and any right to consent to any thereof;
(vi)    presentment, demand for payment or performance and protest and notice of protest with respect to the Guarantied Obligations or any guaranty with respect thereto; and
(vii)    any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
Each Guarantor agrees that no Guaranty Beneficiary shall be under any obligation to marshall any assets in favor of such Guarantor or against or in payment of any or all of the Guarantied Obligations.

No Guarantor will exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or contribution or any rights or recourse to any security for the Guarantied Obligations or this Guaranty unless at the time of such Guarantor's exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guarantied Obligations.
2E.    Revival. Each Guarantor agrees that, if any payment made by the Company or any other Person is applied to the Guarantied Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any Guaranty Beneficiary to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any lien, security interest or other collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
2F.    Obligation to Keep Informed. Each Guarantor shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guarantied Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any portion thereof, and each Guarantor agrees that no Guaranty Beneficiary shall have any duty to advise such Guarantor of information known to such Guaranty Beneficiary regarding such condition or any such circumstance. If any Guaranty Beneficiary, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranty Beneficiary shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such Guaranty Beneficiary wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.
2G.    Bankruptcy. If any Event of Default specified in clauses (vii) or (viii) of paragraph 7A of the Note Agreement shall occur and be continuing, then each Guarantor agrees to immediately pay to the Guaranty Beneficiaries the full outstanding amount of the Guarantied Obligations without notice.
No waiver by any Guarantor in this Guaranty shall, in and of itself, be deemed a waiver by the Company of any right of, or benefit afforded to, the Company under the Note Agreement.
3.    REPRESENTATIONS AND WARRANTIES.

Each Guarantor represents, covenants and warrants as follows:
3A.    Organization. Such Guarantor is a corporation or limited liability company (as the case may be) duly organized and existing in good standing under the laws of the state of its organization and is qualified to do business and in good standing in every jurisdiction where the ownership of its property or the nature of the business conducted by it makes such qualification necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect.
3B.    Power and Authority. Such Guarantor has all requisite power to conduct its business as currently conducted and as currently proposed to be conducted. Such Guarantor has all requisite power to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty have been duly authorized by all requisite action and this Guaranty has been duly executed and delivered by authorized officers of such Guarantor and is the valid obligation of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3C.    Conflicting Agreements and Other Matters. The execution and delivery of this Guaranty and the fulfillment of or the compliance with the terms and provisions hereof will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Guarantor or any of its Subsidiaries pursuant to, the certificate of incorporation or articles of organization (as the case may be), the by-laws or limited liability company agreement (as the case may be) of such Guarantor or any of its Subsidiaries any award of any arbitrator or any agreement (including any agreement with stockholders or holders of membership interests (as the case may be) of such Guarantor or Persons with direct or indirect ownership interests in stockholders or holders of membership interests (as the case may be) of such Guarantor), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor or any of its Subsidiaries is subject. Neither such Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing any Indebtedness of such Guarantor or such Subsidiary any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of such Guarantor of the type to be evidenced by this Guaranty.
3D.    ERISA. The execution and delivery of this Guaranty will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.
3E.    Governmental Consent. Neither the nature of such Guarantor or of any Subsidiary of such Guarantor nor any of their respective businesses or properties, nor any relationship between such Guarantor or any Subsidiary of such Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guaranty, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (including, without limitation, notifications required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, but excluding routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities).
3F.    Regulatory Status. Neither such Guarantor nor any Subsidiary of the Guarantor is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.
4.    MISCELLANEOUS.
4A.    Successors, Assigns and Participants. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Guaranty Beneficiary and its successors, transferees and assigns; all references herein to a Guarantor shall be deemed to include its successors and assigns, and all references herein to any Guaranty Beneficiary shall be deemed to include its successors and assigns. This Guaranty shall be enforceable by each Guaranty Beneficiary and any of such Guaranty Beneficiary's successors, assigns and participants, and any such successors and assigns shall have the same rights and benefits with respect to each Guarantor under this Guaranty as such Guaranty Beneficiary hereunder.
4B.    Consent to Amendments. This Guaranty may be amended, and a Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that, without the written consent of all of the holders of the Notes, (i) no amendment to or waiver of the provisions of this Guaranty shall change or affect the provisions of this paragraph 4B insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of the Notes, required with respect to any consent, (ii) no Guarantor shall be released from this Guaranty, and (iii) no amendment, consent or waiver with respect to paragraph 2A or the definition of “Guarantied Obligations” (except to add additional obligations of the Company) shall be effective. Each Guaranty Beneficiary at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 4B, whether or not the Note held by such Guaranty Beneficiary shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Guarantor and any Guaranty Beneficiary nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Guaranty Beneficiary. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented. Notwithstanding the foregoing, this Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder in the form of Exhibit A hereto.
4C.    Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Guaranty Beneficiary of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Guaranty Beneficiary or any Transferee. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.
4D.    Notices. All written communications provided for hereunder shall be sent by first class mail or telegraphic notice or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and addressed:
(i)    in the case of each Guarantor, to:
c/o Oil-Dri Corporation of America
410 North Michigan Avenue, Suite 400
Chicago, Illinois, 60611
Attention: Chief Financial Officer
Phone: (312) 321-1515
Fax: (312) 706-1002

(ii)    in the case of any Guaranty Beneficiary, to the address specified for notices to such Guaranty Beneficiary under the Note Agreement;
or, in either case, at such other address as shall be designated by such Person in a written notice to the other parties hereto.
4E.    Descriptive Headings. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.
4F.    Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any Guaranty Beneficiary or the Required Holder(s) of the Notes, the determination of such satisfaction shall be made by such Guaranty Beneficiary or such Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
4G.    Governing Law. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS GUARANTY TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

4H.    Counterparts. This Guaranty may be executed simultaneously in two or more counterparts, each of which shall be an original and constitute one and the same agreement. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page hereto by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.
4I.    SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 4D(i), SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH GUARANTOR AGREES THAT A FINAL AND NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY GUARANTY BENEFICIARY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
4J.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.
4K.    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4L.    Amendment and Restatement. This Guaranty amends and restates the Existing Guaranty in its entirety. This Guaranty is in no way intended to constitute a novation of the Existing Guaranty.
[signature page follows]

IN WITNESS WHEREOF, each Guarantor has caused this Amended and Restated Guaranty Agreement to be duly executed as of the date first above written.
OIL-DRI CORPORATION OF GEORGIA, a Georgia corporation

By:
    Title:
OIL-DRI PRODUCTION COMPANY, a Mississippi corporation

By:
    Title:
MOUNDS PRODUCTION COMPANY, LLC, an Illinois limited liability company
By: MOUNDS MANAGEMENT, INC., its Manager

By:
    Title:
MOUNDS MANAGEMENT, INC., a Delaware corporation

By:
    Title:

BLUE MOUNTAIN PRODUCTION COMPANY, a Mississippi corporation

By:
    Title:

TAFT PRODUCTION COMPANY, a Delaware corporation
By:
    Title:
AMLAN INTERNATIONAL, a Nevada corporation

By:
    Title:

EXHIBIT A
[FORM OF JOINDER AGREEMENT TO AMENDED AND RESTATED GUARANTY AGREEMENT]
JOINDER AGREEMENT NO.____TO AMENDED AND RESTATED GUARANTY AGREEMENT
Re: OIL-DRI CORPORATION OF AMERICA
This Joinder Agreement is made as of ______________, in favor of the Guaranty Beneficiaries (as defined in the Oil-Dri Guaranty, as hereinafter defined).
A.    Reference is made to the Amended and Restated Guaranty Agreement made as of May 15, 2020 (as may be supplemented, amended, restated or consolidated from time to time, the “Oil-Dri Guaranty”) by certain Persons in favor of the Guaranty Beneficiaries (as defined in the Oil-Dri Guaranty), under which such Persons have guaranteed to the Guaranty Beneficiaries the due payment and performance by Oil-Dri Corporation of America, a Delaware corporation (“Oil-Dri”) of the Guarantied Obligations (as defined in the Oil-Dri Guaranty).
B.    Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Oil-Dri Guaranty, including the definitions of terms incorporated in the Oil-Dri Guaranty by reference to other agreements.
C.    Section 4B of the Oil-Dri Guaranty provides that additional Persons may from time to time after the date of the Oil-Dri Guaranty become Guarantors under the Oil-Dri Guaranty by executing and delivering to the Guaranty Beneficiary a supplemental agreement to the Oil-Dri Guaranty in the form of this Joinder Agreement.
For valuable consideration, each of the undersigned (each a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:
1.    Each of the New Guarantors has received a copy of, and has reviewed, the Oil-Dri Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Guaranty Beneficiaries pursuant to Section 4B of the Oil-Dri Guaranty.
2.    Effective from and after the date this Joinder Agreement is executed and delivered to the Guaranty Beneficiaries by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Oil-Dri Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Oil-Dri Guaranty as a Guarantor. In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to the Guaranty Beneficiaries in accordance with the provisions of the Oil-Dri Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and understands, agrees and confirms that the Guaranty Beneficiaries may enforce the Oil-Dri Guaranty and this Joinder Agreement against such New Guarantor for the benefit of the Guaranty Beneficiaries up to the full amount of the Guarantied Obligations without proceeding against any other Guarantor, Oil-Dri, any other Person or any collateral securing the Guarantied Obligations. The terms and provisions of the Oil-Dri Guaranty are incorporated by reference in this Joinder Agreement.
3.    Upon this Joinder Agreement bearing the signature of any Person having authority to bind any New Guarantor being delivered to any Guaranty Beneficiary, and irrespective of whether this Joinder Agreement has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Oil-Dri Guaranty. No statement, representation, agreement or promise by any officer, employee or agent of any Guaranty Beneficiary forms any part of this Joinder Agreement or the Oil-Dri Guaranty or has induced the making of this Joinder Agreement or the Oil-Dri Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.
4.    This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed signature page to this Joinder Agreement by any New Guarantor by electronic or facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such New Guarantor.
5.    This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of Illinois excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
6.    This Joinder Agreement and the Oil-Dri Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors. None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.
IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.
[NEW GUARANTOR]

By:
Name:
Title: